Personal Securities Trading Policy

Compliance

I-A-045

Posting Date: June 8, 2018

Applicable to: All BNY Mellon employees

I-A-045: Personal Securities Trading Policy

Table of Contents

A. Introduction/Purpose 1
B. Applicability and Scope 1
C. Policy Details/Discussion 1
1. General Requirements 1
2. Additional Requirements 4
3. Compliance with this Policy 4
4. Reporting Violations 4
5. Policy Administration 4
D. Roles and Responsibilities 5
1. Ethics Office 5
2. Function-Level Compliance Unit 6
3. Business Management 6
4. Legal Department 7
5. Technology Department 7
6. Investment Ethics Council (IEC) 7
E. Questions 7
F. Ownership 7
G. Related Policies 7
H. Revision History 7
Appendix A: Requirements for Monitored Employees 9
A. Monitored Personal Trading Activity 9
B. PTA Reporting 9
1. Initial Reporting 9
2. Annual Reporting 9
C. Updating PTA 9
1. New Accounts 9
2. Gifts and Inheritances 10
3. Updating Holdings 10
D. Approved Broker-Dealers 10
E. Account Statements and Trade Confirmations 10
F. Classification-Specific Requirements 10

I-A-045: Personal Securities Trading Policy

G. Summary ..... 10

Appendix B: Requirements for ADM Employees ..... 11

A. Proprietary Funds ..... 11

B. PTA Reporting ..... 11

C. Preclearing Trades in PTA ..... 11

1. De Minimis Transactions ..... 11

D. Profit Disgorgement on Short-Term Trading ..... 12

E. Initial Public Offerings ..... 13

F. Private Placements ..... 13

1. Acquisition ..... 13

2. Approval Considerations ..... 13

3. Approval to Continue to Hold Existing Investments ..... 13

G. Additional Reporting Requirements for ADM Employees ..... 13

1. Special Purpose ADM Quarterly Securities Report ..... 13

2. Contemporaneous Disclosure ..... 14

H. Restrictions for ADM Employees ..... 15

1. Transactions and Holdings in Micro-Cap Securities ..... 15

2. Requirement for Newly Designated MCADM Employees ..... 16

Appendix C: Additional Requirements for Investment Employees ..... 17

A. Proprietary Funds ..... 17

B. PTA Reporting ..... 17

C. Preclearing Trades in PTA ..... 17

1. De Minimis Transactions ..... 17

D. Profit Disgorgement on Short-Term Trading ..... 19

A. Insider Risk Employees ..... 20

1. Exempt Securities ..... 20

2. Preclearing Trades in PTA ..... 20

B. Fund Officer and Fund Service Employees ..... 20

1. Company Oversight ..... 20

Appendix E: Requirements for PREG Employees ..... 22

I-A-045: Personal Securities Trading Policy

I-A-045: Personal Securities Trading Policy

A. Introduction/Purpose

Employees or other supervised persons (as defined in the Investment Advisers Act of 1940 –
the “Advisers Act”) of the Bank of New York Mellon Corporation and its subsidiaries (the
“Company”) are subject to certain laws and/or regulations governing the personal trading of securities/financial instruments (collectively referred to as “securities” throughout this policy)
including the securities laws of various jurisdictions, Rule 204A-1 of the Advisers Act, and
Rule 17j-1 of the Investment Company Act of 1940. In order to ensure that all employees’
personal investments are free from conflicts of interest and are in full compliance with the laws and regulations of all jurisdictions in which the Company does business, the Company has established limitations on personal trading. This policy describes the requirements and restrictions related to personal securities transactions.

B. Applicability and Scope

All employees of the Company that are deemed to be controlled by the Company or have otherwise agreed to be bound by its provisions are subject to this policy. This includes all full-
time and part-time, benefited and non-benefited, and exempt and non-exempt employees. The policy’s applicability to consultants and contract or temporary employees (including interns) is determined on a case-by-case basis.

C. Policy Details/Discussion

1. General Requirements

The following general requirements apply to all employees of the Company. In addition to the below standards of conduct, employees must also comply with any additional requirements as described in the next section of this policy (See Additional Requirements).

a)	Fiduciary Duty

In some circumstances, the Company and its employees may owe a fiduciary duty to a client. Among the duties that an employee owes a client when acting as a fiduciary on their behalf is not to engage in personal securities transactions that may be deemed to take inappropriate advantage of his/her position in relation to that client. You must be mindful of this obligation, use your best efforts to honor it, and report promptly to the
Ethics Office and your Compliance Officer any Company employee that fails to meet this obligation. With respect to the potential conflicts of interest that personal securities trading activity or other actions may engender, please also refer to the Company’s
Code of Conduct and the policy on Corporate Policy I-A-035, Business Conflicts of
Interest.

b)	Protecting Material Nonpublic Information and Compliance with
Securities Laws

In carrying out your job responsibilities, you must, at a minimum, comply with all applicable legal requirements and securities laws. As an employee, you may receive information about the Company, its clients, or other parties that for various reasons must be treated as confidential. With respect to these parties, you are not permitted to divulge to anyone (except as may be permitted by your business and in accordance with approved procedures) current portfolio positions (different rules will determine what is deemed to be “current”), current or anticipated portfolio transactions, or programs or studies of the Company or any client. You must comply with measures in place to preserve the confidentiality of information. Refer to the Company’s Code of
Conduct for additional guidance.

Securities and/or Market Abuse laws generally prohibit the trading (including initiating, amending, or cancelling an order) of securities (see Appendix H: Definitions) while aware of material nonpublic information (MNPI) regarding the issuer of those securities

I-A-045: Personal Securities Trading Policy

and/or about the portfolio holdings, transactions or recommendations with respect to fiduciary accounts; this is generically known as “insider trading.”

Unlawful disclosure/Tipping laws may apply to any person who passes along MNPI upon which a trade or order is based. Employees who possess MNPI about an issuer of securities (whether that issuer is the Company, another company, a client or supplier, any fund or other issuer) must not trade in that issuer’s securities, either for their own accounts or for any account over which they exercise investment discretion.

Employees who possess MNPI about an issuer of securities must not induce another person to engage in insider trading or trade where the person using the recommendation or inducement knows or ought to know that it is based upon MNPI.

Refer to the Company’s Securities Firewalls Policy (Corporate Policy I-A-046) for
guidance in determining when information is material and/or nonpublic and how to handle such information.

c)	Trading in BNY Mellon Securities

All employees who trade in Company securities must be aware of their responsibilities to the Company and must be sensitive to even the appearance of impropriety. The following restrictions apply to all transactions in the Company’s publicly traded securities, whether owned directly (i.e., in your name) or indirectly (see indirect ownership in Appendix H, Definitions).

• Short Sales – You are prohibited from engaging in short sales of Company securities.

• Short-Term Trading – You are prohibited from purchasing and selling or from selling and purchasing any Company securities within any 60 calendar day period. In addition to other potential sanctions, you will be required to disgorge any profits on such short-term trades as calculated in accordance with procedures established by the Ethics Office. This included transactions in the
BK Stock Fund held within the BNY Mellon 401(k).

• Margin Transactions – You are prohibited from purchasing Company securities on margin; however, you may use Company securities to collateralize full-recourse loans for non-securities purposes or for the acquisition of securities other than those issued by the Company.

• Option Transactions – You are prohibited from engaging in any derivative transaction involving or having its value based upon any securities issued by the Company (or the values thereof), including the buying and writing of over-
the-counter and exchange traded options.

• Major Company Events – You are prohibited from transacting in the
Company’s securities if you have knowledge of major Company events that have not been publicly announced. This prohibition expires 24 hours after a public announcement is made.

d)	Trading in Non-Company Securities

You must be sensitive to any impropriety in connection with your personal securities transactions in securities of any issuer, including those owned indirectly (see indirect ownership in Appendix H, Definitions). You must refer to the Company’s Code of
Conduct for employee investment restrictions with parties that do business with the
Company. In addition, you are prohibited from front running and scalping.

e)	Spread Betting

Taking bets on securities pricing to reflect market movements activities as a mechanism for avoiding the preclearance restrictions on personal securities trading arising under the provisions of this policy is prohibited. Such transactions themselves

I-A-045: Personal Securities Trading Policy

constitute transactions in securities for the purposes of the policy and are subject to all of the provisions applicable to other non-exempted transactions.

f)	Initial Public Offerings

You are prohibited from acquiring securities through an allocation by the underwriter of an initial public offering (IPO) without the prior approval of the Ethics Office or, in some cases, the Investment Ethics Council (IEC). Approval is only given when the allocation comes through an employee of the issuer, who has a direct family relationship to the
BNY Mellon employee. Approval may not be available to employees of registered broker-dealers due to certain laws and regulations (e.g., FINRA rules in the U.S.). If you have any questions as to whether a particular offering constitutes an IPO, consult the Ethics Office before submitting an indication of interest to purchase the security.

g)	Private Placements

• Acquisition – You are prohibited from acquiring any security in a private placement unless you obtain prior written approval from the Ethics Office, your
Compliance Officer, and the Senior Leadership Team member who represents your business or department. In some cases, employees may be required to receive prior written approval from the IEC. In order to receive approval, employees must complete and submit to the Ethics Office the Private
Placement/Volcker Covered Fund Request Form, which can be found on
MySource or can be obtained by sending an email to the PST Private
Placements mailbox at pstprivateplacements@bnymellon.com.

• Subsequent Actions – Should you participate in any subsequent consideration of credit for the issuer or of an investment in the issuer for an advised account, you are required to disclose your investment to your
Compliance Officer. The decision to transact in such securities for an advised account is subject to independent review.

• Divesture of a Private Placement that is an Affiliated Fund of BNY Mellon
– Employees who wish to divest are required to obtain pre-approval from the
Ethics Office prior to redemption. An Affiliated Fund Redemption Request
Form can be found on MySource or may be obtained by sending an email to the PST Private Placements mailbox at pstprivateplacements@bnymellon.com.

h)	Volcker Covered Funds

• Acquisition – You are prohibited from acquiring any initial or subsequent investment in a Volcker Covered Fund (the list of funds can be found at the
Volcker Compliance site on MySource) unless you obtain prior written approval from the Ethics Office, your Compliance Officer, and the Senior Leadership
Team member who represents your business or department. In some cases, employees may be required to receive prior written approval from the IEC. You should be aware that under the Volcker Rule, neither you nor your immediate family, may make such an investment unless your job duties are directly related to providing investment advisory, commodity trading advisory or “other services” to the fund. In order to receive approval, employees must complete and submit to the Ethics Office the Private Placement/Volcker Covered Funds
Request Form, which can be found on MySource or may be obtained by sending an email to PST Private Placements mailbox at
pstprivateplacements@bnymellon.com.

• New Employees – Any new hire who directly or indirectly (through an immediate family member) holds an investment in a Volcker Covered Fund must receive permission to continue to hold that investment. In order to receive approval, employees must complete and submit to the Ethics Office the Private
Placement/Volcker Covered Funds Request Form, which can be found on
MySource or may be obtained by sending an email to the PST Private

I-A-045: Personal Securities Trading Policy

Placements mailbox at pstprivateplacements@bnymellon.com. If the holding is not permitted under the Volcker Rule, the employee will be required to divest the ownership interest.
Contact your Compliance Officer if you have questions regarding requirements related to the Volcker Rule.

2	.	Additional Requirements[1]

This policy imposes additional requirements and limitations on employees based on the nature of their job activities; therefore, each employee is assigned a classification.
Classification assignments are the responsibility of business/functional-level compliance and business management, in consultation with the Ethics Office. The Ethics Office notifies employees of their designation into one or more of the following classifications:

		Access Decision Maker (ADM) Employee*	Dreyfus/FINRA Employee*

		Investment Employee*	Pre-Release Earning Group (PREG) Employee*

		Insider Risk Employee*	Fund Officer*

		Fund Service Employee*	Non-Classified Employee

3	.	Compliance with this Policy

Generally, as an employee of the Company, you may be held personally liable for any improper or illegal acts committed during the course of your employment; non-compliance with this policy may be deemed to encompass one of these acts. Accordingly, you must read this policy and comply with the spirit and the strict letter of its provisions. Failure to comply may result in the imposition of serious sanctions, which may include, but are not limited to, the disgorgement of profits, cancellation of trades, selling of positions, suspension of personal trading privileges, dismissal, and referral to law enforcement or regulatory agencies.

The provisions of the policy have worldwide applicability and cover trading in any part of the world, subject to the provisions of any controlling local law. To the extent any particular portion of the policy is inconsistent with, or in particular less restrictive than such laws, you must consult with the Manager of the Ethics Office.

4	.	Reporting Violations

To report a known or suspected violation of this policy, immediately contact the Ethics
Office or your Compliance Officer. You may also report known or suspected violations anonymously through BNY Mellon’s Ethics Help Line or Ethics Hot Line.

5	.	Policy Administration

Various departments, business units, teams, and employees within the Company are responsible for managing, overseeing, and/or providing support for the administration of this policy. The specific responsibilities and procedural requirements for these various administrators are described in Section D.

[1]

With the exception of Non-Classified Employees, employees in all other classifications are considered to be “Monitored Employees” [denoted by an (*)]. Due to the nature of their job activities and in addition to the General Requirements of this policy, Monitored Employees are also subject to the requirements listed in Appendix A (Requirements for Monitored Employees). Non-Classified Employees do not have any additional requirements.

I-A-045: Personal Securities Trading Policy

D. Roles and Responsibilities

1. Ethics Office

The Corporate Ethics Office, led by the Chief Compliance and Ethics Officer (CCEO),
must:

•	Develop, interpret and administer the Policy. (Note: Amendments of the policy will be made, or waivers of its terms will be granted, at the discretion of the Manager of the Ethics Office only and with the concurrence of other officers or directors of the
Company, where required (e.g., U.S. mutual fund directors). Any waiver or exemption must be evidenced in writing to be official.)

•	Maintain the following records in a readily accessible place, for five years from their creation (unless otherwise noted below):

▪ A copy of each version of the Policy, including amendments, in existence for any period of time;
▪ A record of any violation of the Policy and any action taken as a result of such violation for five years from the end of the fiscal year in which the violation occurred;
▪ A record of acknowledgement of receipt of the Policy by each person who currently, or at any time in the prior five years, was required to receive a copy pursuant to some law, rule, or regulation;
▪ All holdings or transaction reports made pursuant to the terms of the Policy
(only the past two years in a readily accessible place);
▪ A list of names and designations of all employees of the company who are designated as “supervised persons” of an SEC Registered Investment Advisor;
▪ A record of any decision and supporting reasons for approving the acquisition of securities by personnel subject to the Policy in limited offerings.

•	Identify all Compliance Officers who are responsible for reviewing employee reports and other records.

•	Set standards for compliance monitoring and testing of compliance with this Policy.

•	Maintain electronic systems to support personal trading and ensure system enhancements are properly controlled and tested prior to implementation.

•	Provide training during major acquisitions, significant system implementations or modifications.

•	Use their best efforts to assure that requests for preclearance, personal securities transaction reports and reports of securities holdings are treated as “personal and confidential.” (The company may be required by law to review, retain, and in some circumstances, disclose such documents. Therefore, such documents must be available for inspection by appropriate regulatory agencies and by other parties within and outside the Company as are necessary to evaluate compliance with or sanctions under the Policy or other requirements applicable to the Company.)

•	Oversee the activities of the IEC.

•	Determine appropriate sanctions for Policy violations and maintain a record of all such sanctions.

Notify the violator and his/her manager of policy violations and the sanctions imposed.

•	Maintain a list (the “Restricted List”) of companies whose securities employees in their line of business or firm are restricted from trading for various reasons. Such trading restrictions may be appropriate to protect the Company and its employees from potential violations, or the appearance of violations, of securities laws. This

I-A-045: Personal Securities Trading Policy

list must not be distributed outside of the Compliance Office or Ethics Office and its contents are confidential.
		•	Calculate and collect proof of employee disgorgement of profits to a recognized charity.
		•	Ensure an annual certification of compliance with the Policy is collected.
		•	Where agreed upon with a line of business or sector, oversee collection of reporting requirements including obtaining required securities account statements and trade transaction details, and monitoring to trading to detect violations of
Policy.
		•	Oversee approvals of investments in initial public offerings, acquisitions of private investments, and withdrawal requests for affiliated hedge/private equity funds.
		•	Review account documentation to determine if an employee account can be deemed a non-discretionary (managed) account.

2	.	Function-Level Compliance Unit

Compliance units at the Function level, under the supervision of Business Compliance
Directors, must:
		•	Ensure that employees are properly classified under the Policy, including consultants, independent contractors and other temporary employees.
		•	Provide training to employees on the Policy or various systems utilized for compliance.
		•	Report violations of the Policy to the Ethics Office and to the Board of Directors at
the appropriate investment subsidiary, if necessary.
		•	Ensure data required to perform compliance monitoring (e.g., Restricted Lists,
Portfolio Manager Codes, Designated Approvers) is provided to the Ethics Office.
		•	Oversee collection of reporting requirements including obtaining required securities account statements and trade transaction details and monitoring to trading to detect violations of Policy, unless the Ethics Office is performing those functions for the line of business.
		•	Oversee the timely completion of all required employee reports and certifications.
		•	In consultation with business management, construct and provide a list of securities appropriate for Policy restrictions.
		•	Approve requests for investment that have been delegated by Policy or the Ethics
Office to the line of business.
		•	Provide timely updates to the list of Proprietary Funds (those that are advised, sub-
advised or underwritten by the line of business) to the Ethics Office.

3	.	Business Management

Management of the company’s business and business partner groups will:
		•	Ensure that managers communicate an employee’s classification under this Policy and that proper training of the Policy requirements has been provided.
		•	In consultation with the function-level compliance unit, construct and provide a list of securities appropriate for Policy restrictions.
		•	Enforce compliance with the Policy.

I-A-045: Personal Securities Trading Policy

4	.	Legal Department
The Legal Department of the company has the following responsibilities:
• Provide legal analysis of new and revised legislation of all jurisdictions regarding personal securities trading laws and regulations.
• Participate in the review of Policy amendments.

5	.	Technology Department
The Technology Department of the company has the following responsibilities:
• Provide support for internally hosted applications to ensure systems function properly, including various files are properly loaded into the system.
• Develop an alert process to detect any failed or non-received files.
• Ensure all software updates or hardware installations are adequately tested.

6	.	Investment Ethics Council (IEC)
The company formed an Investment Ethics Council, which is composed of investment, legal, risk management, compliance and ethics representatives of the company and its affiliates. The IEC will:
• Approve any substantive amendments (along with appropriate concurrence of third parties) to the Policy.
• Provide interpretive guidance to the Ethics Office when requested.
• Approve/disapprove actions taken in connection with the personal trading activities of employees subject to the Policy.
• Oversee the personal trading activities of employees designated as ADM
Employees.

E. Questions
Questions regarding this policy or personal securities trading must be directed to the Securities
Trading Policy Help Line by phone at 1-800-963-5191 or by email at
securitiestradingpolicyhelp@bnymellon.com. If calling from outside of the United States or
Canada, dial the appropriate international access code and then 1-800-963-5191-2.

F. Ownership
The Ethics Office owns this policy.

G. Related Policies
•		I-A-010: Code of Conduct
•		I-A-035: Business Conflicts of Interest
•		I-A-046: Securities Firewall Policy
•		I-C-170: Policy on Rule 10b5-1 Plans
•		I-A-040: Market Abuse Policy

H. Revision History
• June 8, 2018 (current; the document was reviewed and reapproved without changes, pending substantive revisions anticipated for July 2018)

I-A-045: Personal Securities Trading Policy

  April 3, 2018 (revised to include existing requirement for pre-approval prior to divesting from an affiliated fund; other minor edits)

  December 22, 2017 (added definition of personal trading activity)

  August 15, 2017 (update to Appendix G, Selected Policy Requirement Fields (Preclear Trades & Preclear Proprietary Funds)

  May 31, 2017 (update to Senior Leadership Team name)

  June 22, 2016 (updates to align with Market Abuse Policy definitions; additions to Related Policies; not otherwise reviewed)

  November 18, 2015 (information classification re-labelled from “internal use only” to “public”)

  November 13, 2015 (updated Appendices D, G and H)

  April 27, 2015 (addition of language related to Volcker Funds)

  December 1, 2014 (reviewed and reformatted)

  November 2013

I-A-045: Personal Securities Trading Policy

Appendix A: Requirements for Monitored Employees

In addition to the General Requirements as described in this policy, Monitored Employees (i.e., all employees excluding Non-Classified Employees) are also subject to the following requirements:

A. Monitored Personal Trading Activity

In order to ensure compliance with securities laws and to avoid even the appearance of a conflict of interest, the Ethics Office monitors the personal trading activities of Monitored
Employees. Trading is monitored electronically via the Personal Trading Assistant (PTA)
System. The Ethics Office will grant Monitored Employees secure access to the PTA so that they can fulfill their PTA reporting requirements as described below.

B. PTA Reporting

1	.	Initial Reporting

Within 10 calendar days of being assigned a classification, you must file an Initial Broker
Accounts Report and an Initial Holdings Report in the PTA. The Initial Broker Accounts
Report must contain a listing of all accounts that trade or are capable of trading securities
(excluding exempt securities) and that are owned directly by you or of which you have indirect ownership. The Initial Holdings Report must contain a listing of all securities
(excluding exempt securities) held in the aforementioned accounts and any securities
(excluding exempt securities) held outside of these accounts (e.g., physical securities held in a safe deposit box, paper certificates, etc.). Both the Initial Broker Accounts Report and
the Initial Holdings Report must be an accurate recording of security accounts and security holdings within the last 45 calendar days after receiving your employee classification.
Note: Monitored Employees are required to report any directly- or indirectly-owned accounts that have the capability of holding securities (excluding exempt securities), regardless of what the accounts are currently holding. For example, if an account contains only exempt securities but has the capability of holding non-exempt securities, the account must be reported.

2	.	Annual Reporting

On an annual basis and within 30 calendar days after the end of the year, Monitored
Employees are required to file an Annual Holdings Report in the PTA. The Annual Holdings
Report must contain a current listing of securities (excluding exempt securities) held in all accounts that trade or are capable of trading securities (excluding exempt securities) and that are owned directly by you or of which you have indirect ownership. The Annual
Holdings Report must also contain a current listing of securities (excluding exempt securities) held outside of the aforementioned accounts (e.g., physical securities held in a safe deposit box, paper certificates, etc.). The securities information included in the report must be current within 45 calendar days of the date the report is submitted. Additionally, as part of this annual reporting requirement, Monitored Employees must also certify that they have read, understand, and complied with this policy.

C. Updating PTA

1	.	New Accounts

Monitored Employees are responsible for adding to the PTA as soon as possible any new brokerage accounts that are opened after the Initial Broker Accounts Report has been

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submitted. This requirement applies to both accounts that are owned directly by you or of which you have indirect ownership.

2	. Gifts and Inheritances

Monitored Employees who give or receive a gift of securities (excluding exempt securities)
or receive an inheritance that includes securities (excluding exempt securities) must report the activity in the PTA within 10 calendar days. The report must disclose the name of the person receiving or giving the gift or inheritance, date of the transaction, and name of the broker through which the transaction was effected (if applicable). A gift of securities must be one where the donor does not receive anything of monetary value in return.

3	. Updating Holdings

You are required to update in the PTA any changes to your securities (excluding exempt securities) holdings that occur as a result of corporate actions, dividend reinvestments, or similar activity. These adjustments must be reported as soon as possible, but no less than annually. Non-U.S.-based Monitored Employees, including Fund Service and Fund Officer
Employees, are required to submit to Local Compliance, upon receipt from their broker, trade confirmations or contract notes for trades in non-exempt securities.

D. Approved Broker-Dealers

All U.S.-based Monitored Employees must maintain any directly- or indirectly-owned brokerage accounts at specific broker-dealers that have been approved by the company. Monitored
Employees living outside the U.S. are not subject to this requirement. U.S.-based Monitored
Employees should refer to MySource to obtain the current list of approved broker-dealers. Any exceptions to this requirement must be approved, in writing, by the Ethics Office.

E. Account Statements and Trade Confirmations

U.S.-based Monitored Employees who receive an exception to the approved broker-dealer requirement or who are in the process of moving their account(s) to an approved broker-dealer must instruct their non-approved broker-dealer, trust account manager, or other entity holding their securities to submit duplicate statements and trade confirmations directly to the company.
Non-U.S.-based Monitored Employees are required to submit their trade confirmations/contract notes and account statements to their Local Compliance. This requirement applies to both directly- and indirectly-owned accounts and includes any account that has the capability of holding securities (excluding exempt securities) regardless of what the account is currently holding. For securities held outside of an account (such as those held directly with an issuer or maintained in paper certificate form), Monitored Employees must comply with the company’s request to confirm transactions and holdings.

F. Classification-Specific Requirements

In addition to the General Requirements of the policy and the preceding Requirements for
Monitored Employees, ADM, Investment, Insider Risk, Fund Service, Fund Officer, and PREG
Employees must also adhere to the requirements of their assigned classification(s). Employees should refer to Appendices B through E for the specific additional requirements of their assigned classification(s).

G. Summary

Refer to Appendix G for a summary of select policy requirements by employee classification.

I-A-045: Personal Securities Trading Policy

Appendix B: Requirements for ADM Employees

In addition to the General Requirements of this policy and the Requirements for Monitored
Employees (Appendix A), employees who are classified as ADM Employees are also subject to the following requirements:

A. Proprietary Funds

Proprietary Funds are non-exempt securities for ADM Employees. As such, ADM Employees are required to report in the PTA any Proprietary Funds held in brokerage accounts or directly with the mutual fund company. A list of Proprietary Funds is published on MySource or can be obtained by sending an email to the Securities Trading Policy Help Line at
securitiestradingpolicyhelp@bnymellon.com.

B. PTA Reporting

Quarterly Reporting

In addition to the Initial and Annual Reporting that must be completed by all Monitored
Employees, ADM Employees are also subject to Quarterly Reporting. On a quarterly basis and within 30 calendar days after the end of the quarter, ADM Employees are required to file a
Quarterly Transactions Report in the PTA. The Quarterly Transactions Report must contain the following:

• A listing of all transactions in securities (excluding exempt securities) that occurred throughout the most recent calendar quarter;

• A current listing of all securities accounts that trade or are capable of trading securities and that are owned directly by you or of which you have indirect ownership;

• A current listing of securities (excluding exempt securities) held in the aforementioned accounts, and;

• A current listing of securities (excluding exempt securities) held outside of the aforementioned accounts (e.g., physical securities held in a safe deposit box, paper certificates, etc.).

All reported information must be current within 45 calendar days of the date the report is submitted. Additionally, as part of this quarterly reporting requirement, employees must also certify that they have read, understand, and complied with this policy.

C. Preclearing Trades in PTA

ADM Employees are required to receive preclearance approval in PTA prior to executing trades in all securities (excluding exempt securities). ADM Employees must preclear trades in
Proprietary Funds. Refer to Appendix F for trade preclearance requirements and see below for details regarding de minimis transactions and Proprietary Fund transactions in the Company’s
401(k) plan.

1. De Minimis Transactions

ADM Employees will generally not be given preclearance approval to execute a transaction in any security for which there is a pending buy or sale order for an affiliated account (other than an index fund) in the business unit where the ADM Employee has access to information about pending transactions. In certain circumstances, the Preclearance
Compliance Officer may approve certain de minimis transactions even when the firm is trading such securities. Note: Some ADM Employees who are also Portfolio Managers

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may not be eligible for this de minimis exemption. Questions should be directed to the
Preclearance Compliance Officer or the Ethics Office.

a)	Restrictions and Conditions

• Employee preclearance is required prior to executing the transaction.

• If the transaction is a 60 day trade, recognized profit disgorgement will be applicable. (Refer to Section C for information about profit disgorgement on short-term trades.)

• Preclearance Compliance Officers are limited to applying this de minimis standard to only two trades in the securities of any one issuer in each calendar month.

• Employees must cooperate with the Preclearance Compliance Officer’s request to document market capitalization amounts.

b)	Transaction Limits

The following transaction limit is available for this de minimis exception: The dollar value from transacting in 100 shares or $10,000 (whichever value is greater) for companies with a market capitalization of $5 billion or higher. Note: Currency is listed in USD. For all other countries, use the local currency’s USD equivalent and/or U.S.
share amount.

2. Proprietary Fund Transactions in the Company’s 401(k) plan

ADM Employees are required in most situations to preclear Proprietary Fund trades.
However, the treatment of Proprietary Fund trades in the company’s 401(k) plan is dependent upon the type of plan.

a)	Non-Self-Directed Accounts (Includes Tier 1 - LifePath Index Funds, Tier
2 - Passively Managed Index Funds, and Tier 3 - Actively Managed Funds)

The movements of balances into or out of Proprietary Funds are deemed to be purchases or redemptions of those Proprietary Funds for purposes of the holding period requirement, but are exempt from the general preclearance requirement.
Accordingly, you do not need to preclear these movements, but must get prior approval from the Preclearance Compliance Officer if it is within 60 calendar days of an opposite transaction in shares of the same fund. In lieu of transaction reporting, employees are deemed to consent to the company obtaining transaction information from plan records. Such movements must be reflected in your holdings reports.

b)	Self-Directed Accounts (Tier 4 – Large Selection of Mutual Funds and
Exchange Traded Funds)

Treated like any other Proprietary Fund account. This means that the reporting, preclearance, and holding period requirements apply.

D. Profit Disgorgement on Short-Term Trading

Any profits recognized from purchasing then selling or selling then purchasing the same or equivalent (derivative) securities within any 60 calendar day period must be disgorged. For purposes of disgorgement, profit recognition is based upon the difference between the most recent purchase and sale prices for the most recent transactions. Accordingly, profit recognition for disgorgement purposes may differ from the capital gains calculations for tax purposes. Sixty-day transactions in securities that are exempt from preclearance and trades of
Proprietary Funds held within the BNY Mellon 401(k) will not be subject to disgorgement. The disposition of any disgorged profits will be at the discretion of the company, and the employee will be responsible for any tax and related costs.

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E. Initial Public Offerings

ADM Employees must obtain approval from the IEC prior to acquiring securities through an allocation by the underwriter of an initial public offering.

F. Private Placements

1	.	Acquisition

ADM Employees must receive approval from the IEC prior to acquiring any security in a private placement.

2	.	Approval Considerations

The IEC will generally not approve private placement requests in which any managed fund or account is authorized to invest within the ADM’s fund complex. Also, it will not approve any investment involving a fund vehicle serviced or sponsored by BNY Mellon or one of its subsidiaries or affiliates that is a Volcker Covered Fund, unless your job duties are directly related to providing investment advisory, commodity trading advisory or “other services” to the fund, as described under the Volcker Rule. The IEC will take into account the specific facts and circumstances of the request prior to reaching a decision on whether to authorize a private placement investment. These factors include, among other things, whether the opportunity is being offered to an individual by virtue of their position with the company or its affiliates or their relationship to a managed fund or account and whether or not the investment opportunity being offered to the employee could be re-allocated to a client.
ADM Employees must comply with requests for information and/or documentation necessary for the IEC to satisfy itself that no actual or potential conflict, or appearance of a conflict, exists between the proposed private placement purchase and the interests of any managed fund or account.

3	.	Approval to Continue to Hold Existing Investments

Within 90 days of being designated an ADM Employee, employees holding private placement securities must request and receive written authorization from the IEC to continue to hold these securities.

G. Additional Reporting Requirements for ADM Employees

ADM Employees have two additional reporting requirements. These requirements are described below. Note: It is an ADM Employee’s responsibility to confirm with their
Preclearance Compliance Officer whether he or she is required to comply with the below additional reporting requirements.

1	.	Special Purpose ADM Quarterly Securities Report

ADM Employees are required to submit quarterly to their Preclearance Compliance Officer the “Special Purpose ADM Quarterly Securities Report.” A form for completing this report can be obtained from the Preclearance Compliance Officer, on MySource, or by emailing the Securities Trading Policy Help Line at securitiestradingpolicyhelp@bnymellon.com.
This report must be submitted within 30 calendar days of each quarter’s end and includes information on securities and/or transactions owned directly or indirectly. The report must contain information on:

• Securities owned at any time during the quarter, which were either recommended for a transaction or in a portfolio managed by the ADM Employee during the quarter.

• Holdings or transactions in private placements.

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• Holdings in securities with a market capitalization that was equal to or less than
$250 million. For all other countries, use the local currency’s USD equivalent.

• Exemption – ADM Employees do not need to report any security that is defined as an exempt security or is otherwise expressly exempt from preclearance.

2	.	Contemporaneous Disclosure

Prior to an ADM Employee making or acting upon a portfolio recommendation (e.g., buy, hold, or sell) in a security directly or indirectly owned, written authorization must be obtained. The reason for disclosure is to ensure that management can consider whether the portfolio recommendation or transaction is for the purpose of affecting the value of a personal securities holding. Contemporaneous Disclosure forms can be obtained from the
Preclearance Compliance Officer, on MySource, or by emailing the Securities Trading
Policy Help Line at securitiestradingpolicyhelp@bnymellon.com. Under no circumstances can an ADM Employee provide portfolio recommendations or place trades based on their potential impact to his/her personal securities holdings, nor can he or she refuse to take such action to avoid submitting a Contemporaneous Disclosure. The ADM Employee’s fiduciary duty to make portfolio recommendations and trades solely in the best interest of the client must always take precedence.

		a)	Approval

Approval must be obtained from the ADM Employee’s CIO or CEO, or their designee, prior to the first such portfolio recommendation or transaction in a particular security in a calendar month. Disclosure forms for subsequent transactions in the same security are not required for the remainder of the calendar month so long as purchases/sells in all portfolios do not exceed the maximum number of shares, options, or bonds disclosed on the disclosure form. If the ADM Employee seeks to effect a transaction or makes a recommendation in a direction opposite of the most recent disclosure form, a new disclosure form must be completed prior to the transaction or recommendation.

		b)	Exemption to the Contemporaneous Disclosure Requirement

• ADM Employees who are index fund managers and have no investment discretion in replicating an index model or clone portfolio do not need to comply with this disclosure requirement. This exemption does not apply in the following circumstances:

▪ If the ADM Employee recommends a security that is not in the clone or model portfolio or recommends a model or clone security in a different percentage than the model or clone amounts.
▪ If the ADM Employee recommends individual securities to clients, even if the company shares control of the investment process with other parties.

		c)	Securities Exempt from Reporting

Certain securities are exempt from the requirement to submit a Contemporaneous
Disclosure. They are:

• Exempt securities as defined in Definitions.

• Holdings of debt securities, which do not have a conversion feature and are rated investment grade or better by a nationally recognized statistical rating organization or unrated, but of comparable quality.

• Holdings of equity securities of the following:

▪ In the U.S., the top 200 issuers on the Russell list and other companies with a market capitalization of $20 billion or higher.
▪ In the U.K., the top 100 companies on the FTSE All Share Index and other companies with a market capitalization of the £ USD equivalent.

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▪ In Japan, the top 100 companies of the TOPIX and other companies with a market capitalization of the ¥ USD equivalent.
▪ In Brazil, companies on the IBr-X and other companies with a market capitalization of the R USD equivalent.

H. Restrictions for ADM Employees

7 Day Blackout Period

• Prohibition

It is impermissible for an ADM Employee to buy or sell a security (owned directly or indirectly) within 7 calendar days before and 7 calendar days after their investment company or managed account has effected a transaction in that security. This is known as the “7 Day Blackout Period.”

• Disgorgement Required

If an ADM Employee initiates a transaction within the 7 Day Blackout Period, in addition to being subject to sanctions for violating the Policy, profits recognized from the transaction must be disgorged in accordance with guidance provided by the IEC.
The IEC has determined that the following transactions will not be subject to this disgorgement requirement:

▪ In the U.S., the dollar value from transacting in 100 shares or $10,000 (whichever value is greater) for companies with a market capitalization of $5 billion or higher.
▪ In all other countries, the greater of the USD equivalent or 100 shares for companies with a USD equivalent market capitalization.
• Exemption

Portfolio Managers who manage broad-based index funds, which replicate exactly, a clone, or model, are exempt from the 7 Day Blackout Period.

I. Additional Requirements for Micro-Cap ADM (MCADM) Employees
ONLY

1. Transactions and Holdings in Micro-Cap Securities

In recognition of the potential for price volatility in micro-cap securities, the company requires that approvals be obtained prior to a MCADM Employee placing a trade in their direct and indirectly owned accounts. The market capitalization approval thresholds are listed below. Note: Currency is listed in USD. For all other countries, use the local currency’s USD equivalent.

• Threshold 1

Without the prior written approval of the IEC, MCADM Employees may not trade the securities of companies with a market capitalization of $100 million or less.

• Threshold 2

Without the prior written approval of the immediate supervisor and the Chief
Investment Officer (CIO), MCADM Employees may not trade the securities of companies with a market capitalization that is more than $100 million but less than or equal to $250 million.

• Exemption

Micro-cap securities acquired involuntarily (e.g., inheritance, gift, spin-off, etc.) are exempt from these above restrictions; however, they must be disclosed in a memo to the Preclearance Compliance Officer within 10 calendar days of the involuntary acquisition.

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2	.	Requirement for Newly Designated MCADM Employees

Newly designated MCADM Employees must obtain the approval of the CIO or Chief
Executive Officer and provide a copy of the approval to the Preclearance Compliance
Officer to continue holding micro-cap securities with a market capitalization equal to or less than $250 million. For all other countries, use the local currency’s USD equivalent.

I-A-045: Personal Securities Trading Policy

Appendix C: Additional Requirements for Investment Employees

In addition to the General Requirements of this policy and the Requirements for Monitored
Employees (Appendix A), employees who are classified as Investment Employees are also subject to the following requirements:

A. Proprietary Funds

Proprietary Funds are non-exempt securities for Investment Employees. As such, Investment
Employees are required to report in the PTA any Proprietary Funds held in brokerage accounts or directly with the mutual fund company. A list of Proprietary Funds is published on MySource or can be obtained by sending an email to the Securities Trading Policy Help Line at
securitiestradingpolicyhelp@bnymellon.com.

B. PTA Reporting

Quarterly Reporting

In addition to the Initial and Annual Reporting that must be completed by all Monitored
Employees, Investment Employees are also subject to Quarterly Reporting. On a quarterly basis and within 30 calendar days after the end of the quarter, Investment Employees are required to file a Quarterly Transactions Report in the PTA. The Quarterly Transactions Report
must contain the following:

• A listing of all transactions in securities (excluding exempt securities) that occurred throughout the most recent calendar quarter;

• A current listing of all securities accounts that trade or are capable of trading securities and that are owned directly by you or of which you have indirect ownership;

• A current listing of securities (excluding exempt securities) held in the aforementioned accounts, and;

• A current listing of securities (excluding exempt securities) held outside of the aforementioned accounts (e.g., physical securities held in a safe deposit box, paper certificates, etc.).

All reported information must be current within 45 calendar days of the date the report is submitted. Additionally, as part of this quarterly reporting requirement, employees must also certify that they have read, understand, and complied with this policy.

C. Preclearing Trades in PTA

Investment Employees are required to receive preclearance approval in PTA prior to executing trades in all securities (excluding exempt securities). Investment Employees must preclear trades in Proprietary Funds. Refer to Appendix F for trade preclearance requirements and see below for details regarding de minimis transactions and Proprietary Fund transactions in the company’s 401(k) plan.

1. De Minimis Transactions

Investment Employees will generally not be given preclearance approval to execute a transaction in any security for which there is a pending buy or sale order for an affiliated account (other than an index fund) in the business unit where the Investment Employee has access to information about pending transactions. In certain circumstances, the

I-A-045: Personal Securities Trading Policy

Preclearance Compliance Officer may approve certain de minimis transactions even when the firm is trading such securities.

		a)	Restrictions and Conditions

• Employee preclearance is required prior to executing the transaction.

• If the transaction is a 60 day trade, recognized profit disgorgement will be applicable.

• Preclearance Compliance Officers are limited to applying this de minimis standard to only two trades in the securities of any one issuer in each calendar month.

• Employees must cooperate with the Preclearance Compliance Officer’s request to document market capitalization amounts.

		b)	Transaction Limits

The below transaction limits are available for this de minimis exception. Note:
Currency is listed in USD. For all other countries, use the local currency’s USD equivalent and/or U.S. share amount.

• Transactions up to $50,000 for companies having a market capitalization of
$20 billion or more.

• The dollar value from transacting in 250 shares or $25,000 (whichever value is greater) for companies having a market capitalization between $5 billion and
$20 billion.

• The dollar value from transacting in 100 shares or $10,000 (whichever value is greater) for companies having a market capitalization between $250 million and $5 billion.

2	.	Proprietary Fund Transactions in the Company’s 401(k) plan

Investment Employees are required in most situations to preclear Proprietary Fund trades.
However, the treatment of Proprietary Fund trades in the company’s 401(k) plan is dependent upon the type of plan.

		a)	Non-Self-Directed Accounts (Includes Tier 1 - LifePath Index Funds, Tier
2 - Passively Managed Index Funds, and Tier 3 - Actively Managed Funds)

The movements of balances into or out of Proprietary Funds are deemed to be purchases or redemptions of those Proprietary Funds for purposes of the holding period requirement but are exempt from the general preclearance requirement.
Accordingly, you do not need to preclear these movements, but you must get prior approval from the Preclearance Compliance Officer if it is within 60 calendar days of an opposite transaction in shares of the same fund. In lieu of transaction reporting, employees are deemed to consent to the company obtaining transaction information from plan records. Such movements must be reflected in your holdings reports.

		b)	Self-Directed Accounts (Tier 4 – Large Selection of Mutual Funds and
Exchange Traded Funds)

Treated like any other Proprietary Fund account. This means that the reporting, preclearance, and holding period requirements apply.

I-A-045: Personal Securities Trading Policy

D. Profit Disgorgement on Short-Term Trading

Any profits recognized from purchasing then selling or selling then purchasing the same or equivalent (derivative) securities within any 60 calendar day period must be disgorged. For purposes of disgorgement, profit recognition is based upon the difference between the most recent purchase and sale prices for the most recent transactions. Accordingly, profit recognition for disgorgement purposes may differ from the capital gains calculations for tax purposes. Sixty-day transactions in securities that are exempt from preclearance and trades of
Proprietary Funds held within the BNY Mellon 401(k) will not be subject to disgorgement. The disposition of any disgorged profits will be at the discretion of the company, and the employee will be responsible for any tax and related costs.

I-A-045: Personal Securities Trading Policy

Appendix D: Requirements for Insider Risk, Fund Service, and Fund Officer Employees

A. Insider Risk Employees

In addition to the General Requirements of this policy and the Requirements for Monitored
Employees (Appendix A), employees who are classified as Insider Risk Employees are also subject to the following requirements:

1	.	Exempt Securities

In addition to the exempt securities as listed in Appendix H: Definitions, Proprietary Funds,
Exchange Traded Funds, and municipal bonds are also considered to be exempt securities for Insider Risk Employees. In all instances that the term “exempt securities” is used throughout this policy, Insider Risk Employees may also include Proprietary Funds,
Exchange Traded Funds, and municipal bonds.

2	.	Preclearing Trades in PTA

Insider Risk Employees are required to receive preclearance approval in PTA prior to executing trades in all securities (excluding exempt securities). Insider Risk Employees must preclear Exchange Traded Notes (ETNs). Refer to Appendix F for trade preclearance requirements.

B. Fund Officer and Fund Service Employees

In addition to the General Requirements of this policy and the Requirements for Monitored
Employees (Appendix A), employees who are classified as Fund Officer and Fund Service
Employees are also subject to the following requirements:

1	.	Company Oversight

While Fund Officer and Fund Service Employees are subject to many of the same requirements as the other employee classifications, Fund Officer and Fund Service
Employees are not required to preclear trades, and therefore, are not subject to pre-trade denials of those trades. However, unlike the other employee classifications, Fund Officer and Fund Service Employees are subject to a post-trade back-testing analysis that is designed to accumulate and assess employee trading activity that mirrors company or client trades. Trading activity that mirrors company or client trades may result in a change to the employee’s classification that will require future preclearance approval.

2	.	Quarterly Reporting in PTA – For Fund Officer Employees and EMEA based
Fund Service Employees Only

In addition to the Initial and Annual Reporting that must be completed by all Monitored
Employees, Fund Officer Employees and EMEA-based Fund Service Employees are also subject to Quarterly Reporting. On a quarterly basis and within 30 calendar days after the end of the quarter, these employees are required to file a Quarterly Transactions Report in the PTA. The Quarterly Transactions Report must contain the following:

• A listing of all transactions in securities (excluding exempt securities) that occurred throughout the most recent calendar quarter;

• A current listing of all securities accounts that trade or are capable of trading securities and that are owned directly by you or of which you have indirect ownership;

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• A current listing of securities (excluding exempt securities) held in the aforementioned accounts, and;

• A current listing of securities (excluding exempt securities) held outside of the aforementioned accounts (e.g., physical securities held in a safe deposit box, paper certificates, etc.).
All reported information must be current within 45 calendar days of the date the report is submitted. Additionally, as part of this quarterly reporting requirement, employees must also certify that they have read, understand, and complied with this policy.

I-A-045: Personal Securities Trading Policy

Appendix E: Requirements for PREG Employees

In addition to the General Requirements of this policy and the Requirements for Monitored
Employees (Appendix A), employees who are classified as PREG Employees are also subject to the following requirements:

A. Exempt Securities

Excluding company securities, all securities are exempt for PREG Employees. In all instances that the term “exempt securities” is used throughout this policy, PREG Employees should note that this includes all securities except company securities. Only company securities are reportable for PREG Employees.

B. Preclearing Trades in PTA

PREG Employees are required to receive preclearance approval in PTA prior to executing trades in company securities only. Refer to Appendix F for trade preclearance requirements.

C. Trading in Company Securities

1	.	General Restrictions

Every quarter, the Company imposes a restriction on PREG employees. These employees are deemed to have access to inside information with respect to the Company’s financial results and are prohibited from trading in the Company’s securities from 12:01 AM Eastern
Standard Time, on the 15th day of the month preceding the end of each calendar quarter through the first trading day after the public announcement of the company’s earnings for that quarter. This period of time is during which PREG employees are prohibited from trading in the Company’s securities is known as the 24-Hour Blackout Period. For example, if earnings are released on Wednesday at 9:30 AM Eastern Standard Time, PREG
Employees cannot trade the Company’s securities until Thursday at 9:30 AM Eastern
Standard Time. Non-trading days, such as weekends or holidays, are not counted as part of the restricted period. Occasionally, the Company may extend the restricted period for some or all PREG Employees.

2	.	Company 401(k) Plan

• Changes in Your Company Stock Holdings – During quarterly blackout periods,
PREG Employees are prohibited from making payroll deduction or investment election changes that would impact their future purchases in company stock.
These changes must be made when the blackout period is not in effect.
▪ Reallocating Balances in Company 401(k) Plan – PREG Employees are
prohibited from reallocating balances in their company 401(k) if the reallocating action impacts their holdings in company stock.

3	.	Company Employee Stock Options

PREG Employees are prohibited from exercising options during the blackout period.

4	.	Company Employee Stock Purchase Plan (ESPP)

During quarterly blackout periods, PREG employees are prohibited from enrolling in or making payroll deduction changes in the ESPP. These changes must be made when the blackout period is not in effect.

I-A-045: Personal Securities Trading Policy

5	.	Blackout Period Trading Implications Profit Disgorgement/Loss Recognition

Any trade in BNY Mellon securities made during the 24-Hour Blackout Period must be reversed and any corresponding profit recognized from the reversal is subject to profit disgorgement. The employee will incur any loss resulting from the reversal of a blackout period trade. Profit disgorgement will be in accordance with procedures established by senior management. For purposes of disgorgement, profit recognition is based upon the difference between the most recent purchase and sale prices for the most recent transaction(s). Accordingly, profit recognition for disgorgement purposes may differ from the capital gains calculations for tax purposes and the employee will be responsible for any tax costs associated with the transaction(s).

I-A-045: Personal Securities Trading Policy

Appendix F: Trade Preclearance Requirements

ADM Employees, Investment Employees, Insider Risk Employees, and PREG Employees are
required to preclear trades in all securities (excluding exempt securities). All other employees are not subject to the below trade preclearance requirements.

A. General Preclearance Requirements

1	.	Obtain Preclearance Prior to Initiating a Transaction

In order to trade securities (excluding exempt securities), ADM Employees, Investment
Employees, Insider Risk Employees, and PREG Employees are required to submit a preclearance request in the PTA system and receive notice that the preclearance request was approved prior to placing a security trade. Unless expressly exempt (See exemptions below), all securities transactions are covered by this preclearance requirement. Although preclearance approval does not obligate an employee to place a trade, preclearance should not be made for transactions the employee does not intend to make. You may not discuss the response to a preclearance request with anyone (excluding any account co-
owners or indirect owners).

2	.	Execute Trade within Preclearance Window (Preclearance Expiration)

For ADM and Investment Employees, preclearance authorization will be granted for a two business day window, day one being the day approval is received. For Insider Risk and
PREG Employees, preclearance authorization will be valid for a three business day window, day one being the day approval is received. Note: Preclearance time stamps in
PTA are in Eastern Standard Time (EST).

Example

An ADM Employee requests and receives trade preclearance approval on Monday at 3 PM
EST. The preclearance authorization is valid until the close of business on Tuesday. An
Insider Risk Employee’s window would be one day longer and would therefore be valid until the close of business on Wednesday.

Note of Caution

Employees who place “limit,” “stop-loss,” “good-until-cancelled,” or “standing buy/sell”
orders are cautioned that transactions receiving preclearance authorization must be executed before the preclearance expires. At the end of the preclearance authorization period, any unexecuted order must be canceled. A new preclearance authorization may be requested; however, if the request is denied, the trade order with the broker-dealer must be canceled immediately.

3	.	Exemptions from the Requirement to Preclear

Preclearance is not required for the following security transactions:

• Exempt securities as defined in the Definitions.

• Non-financial commodities (e.g., agricultural futures, metals, oil, gas, etc.), currency, and financial futures (excluding stock and narrow-based stock index futures).

• ETFs and funds to include proprietary funds that are based on the following indices; the S&P 100, Russell 200, Eurostoxx 50, FTSE 100, Nikkei 225, A50
ETFs and the CSI 300. The same indices with larger participation (e.g., S&P 500,
Russell 1000) would also be exempt. A complete list of exempt ETFs and
Proprietary Funds is listed on MySource. Only securities on the published list

I-A-045: Personal Securities Trading Policy

are exempt from preclearance. Derivative securities based on these indices still require preclearance.

• Involuntary on the part of an employee (such as stock dividends or sales of fractional shares); however, sales initiated by brokers to satisfy margin calls are not considered involuntary and must be precleared.

• Pursuant to the exercise of rights (purchases or sales) issued by an issuer pro rata to all holders of a class of securities, to the extent such rights were acquired from such issuer.

• Sells effected pursuant to a bona fide tender offer.

• Pursuant to an automatic investment plan, including payroll withholding to purchase Proprietary Funds.

B. Preclearance Rules for Company Stock in Retirement and Benefit
Plans

1	.	Company 401(k) Plan

		a)	Changes in Your Company Stock Holdings

Preclearance is not required for changes in your company stock holdings held within the company 401(k) Plan that result from the following:

• Changes in your payroll deduction contribution percentage.

• Changes in investment elections regarding the future purchase of company stock.

		b)	Reallocating Balances in Company 401(k) Plan

The purchase or sell of company stock resulting from a reallocation does not require preclearance but is considered a purchase or sale of company stock for purposes of the short-term trading prohibition. As a result, a subsequent trade in company stock in the opposite direction of the reallocation occurring within a 60 calendar day period would result in a short-term trading prohibition. Changes to existing investment allocations in the plan or transactions in company stock occurring outside the plan will not be compared to reallocation transactions in the plan for purposes of the 60 day trading prohibition. Profits recognized through short-term trading in company stock in the plan will not generally be required to be disgorged; however, the Legal Department will be consulted to determine the proper disposition of short-term trading prohibitions involving Senior Leadership Team members.

		c)	Rebalancing Company 401(k) Plan

The purchase or sell of company stock resulting from rebalancing (i.e., the automatic movement of balances to pre-established investment election allocation percentages)
is not subject to preclearance and is not considered a purchase or sale of company stock for purposes of the short-term trading prohibition.

2	.	Company Employee Stock Options

• Preclearance approval is required prior to the exercise of stock option grants.

• Preclearance is not required for the receipt of a stock option grant or the subsequent vesting of the grant.

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3	.	Company Restricted Stock/Units

Preclearance is not required for the following:

		•	The receipt of an award of company restricted stock/units.

		•	The subsequent vesting of the company stock/unit award; however, you are required to report these shares upon vesting in the PTA system and preclear subsequent sells.

		•	The sale (through company-approved procedures) of a portion of the company stock received in a restricted stock award at the time of vesting in order to pay for tax withholding.

4	.	Company Employee Stock Purchase Plan (ESPP)

		•	Preclearance is required for the following:

▪ The sale of stock from the ESPP Plan. Note: The sale of stock from the
Company ESPP will be compared to transactions in company securities outside of the Company ESPP to ensure compliance with the short-term (60 day) trading prohibition.
▪ The sale of stock withdrawn previously from the ESPP. Like stock sold directly from the ESPP, sales will be compared to transactions in company securities outside of the ESPP to ensure compliance with the short-term (60 day) trading prohibition.
		•	Preclearance is not required for your enrollment in the plan, changes in your contribution to the plan, or shares acquired through the reinvestment of dividends.

I-A-045: Personal Securities Trading Policy

Appendix G: Summary of Select Policy Requirements by Employee Classification

I-A-045: Personal Securities Trading Policy

I-A-045: Personal Securities Trading Policy

Appendix H: Definitions

Access Decision Maker (ADM) Employee

An employee designated as such by the Investment Ethics Council. Generally, employees are considered to be ADM Employees if they are Portfolio Managers or Research Analysts and make or participate in recommendations or decisions regarding the purchase or sale of securities for mutual funds or managed accounts. Portfolio Managers of broad-based index funds and traders are not typically classified as ADM Employees.

Automatic Investment Plan

A program in which regular periodic purchases (withdrawals) are made automatically to/from investment accounts in accordance with a predetermined schedule and allocation. Examples include: Dividend Reinvestment Plans (DRIPS), payroll deductions, bank account drafts or deposits, automatic mutual fund investments/withdrawals (PIPS/SWIPS), and asset allocation accounts.

Compliance Officer

Any individual whose primary job duties include responsibility for ensuring that all applicable laws, regulations, policies, procedures, and the Code of Conduct are followed. For purposes of this policy, the term “Compliance Officer” and “Preclearance Compliance Officer” are used interchangeably.

Direct Family Relationship

For purposes of this policy, an employee’s immediate family as defined by “indirect ownership”
in Appendix H, Definitions.
Dreyfus/FINRA Group Employee

An employee who is subject to regulation resulting from his/her registration with FINRA.

Employee

An individual employed by BNY Mellon or its more-than-50%-owned direct or indirect subsidiaries. This includes all full-time and part-time, benefited and non-benefited, and exempt and non-exempt employees in all world-wide locations.
Securities/Financial Instruments (Collectively “Securities”) Exempt from PTA Reporting

All securities require reporting unless expressly exempt by this policy. The below securities are exempt for all classifications of employees. There may be additional exempt securities based on an employee’s classification. Refer to the applicable Appendix for your classification for any additional security exemptions.

• Cash and cash-like securities (e.g., bankers acceptances, bank CDs and time deposits, money market funds, commercial paper, repurchase agreements).

• Direct obligations of the sovereign governments of the United States (U.S.
employees only), and Japan (Japan employees only). Obligations of other instrumentalities of the U.S., and Japanese governments or quasi-government agencies are not exempt.

• High-quality, short-term debt instruments having a maturity of less than 366 days at issuance and rated in one of the two highest rating categories by a nationally recognized statistical rating organization or which is unrated but of comparable quality.

• Securities issued by open-end investment companies (i.e., mutual funds and variable capital companies) that are not Proprietary Funds or Exchange Traded
Funds (Note: Proprietary Funds and Exchange Traded Funds are considered non-
exempt securities for ADM and Investment Employees only).

I-A-045: Personal Securities Trading Policy

• Securities in non-company 401(k) plans (e.g., spouse’s plan, previous employer’s plan, etc.).

• Securities in 529 plans, provided they are not invested in Proprietary Funds (Note:
Proprietary Funds and Exchange Traded Funds are considered non-exempt securities for ADM and Investment Employees only).

• Fixed annuities.

• Variable annuities that are not invested in Proprietary Fund sub-accounts (Note:
Variable annuities that are invested in Proprietary Fund sub-accounts are considered non-exempt securities for ADM and Investment Employees only).

• Securities held in approved non-discretionary (managed) accounts.

• Stock held in a bona fide employee benefit plan of an organization not affiliated with the Company on behalf of an employee of that organization, who is a member of the Company employee’s immediate family. For example, if an employee’s spouse works for an organization unrelated to the Company, the employee is not required to report for transactions that his/her spouse makes in the unrelated organization’s company stock so long as they are part of an employee benefit plan.
This exemption does not apply to any plan that allows the employee to buy and sell securities other than those of their employer. Such situations would subject the account to all requirements of this policy.

Fund Officer Employee

An employee who is not in the Asset Management or Wealth Management businesses and, in the normal conduct of his/her job responsibilities, serves as an officer of a fund, is not required to preclear trading activity by a fund, and does not attend board meetings.

Fund Service Employee

An employee who is not in the Asset Management or Wealth Management businesses and whose normal job responsibilities involve maintaining the books and records of mutual funds and/or managed accounts.

Front Running

The purchase or sale of securities for your own or the company’s accounts on the basis of your knowledge of the company’s or company’s clients trading positions or plans.

Index Fund

An investment company or managed portfolio (including indexed accounts and model-driven accounts) that contain securities in proportions designed to replicate the performance of an independently maintained, broad-based index or that is based not on investment discretion but on computer models using prescribed objective criteria to replicate such an independently maintained index.

Indirect Ownership

Generally, you are the indirect owner of securities if you are named as power of attorney on the account or, through any contract, arrangement, understanding, relationship, or otherwise, you have the opportunity, directly or indirectly, to share at any time in any profit derived from a transaction in them (a “pecuniary interest”). Common indirect ownership situations include, but are not limited to:

• Securities held by members of your immediate family by blood, marriage, adoption, or otherwise, who share the same household with you.

▪ “Immediate family” includes your spouse, domestic partner, children (including stepchildren, foster children, sons-in-law and daughters-in-law), grandchildren, parents (including step-parents, mothers-in-law and fathers-in-law), grandparents, and siblings (including brothers-in-law, sisters-in-law and stepbrothers and stepsisters).

I-A-045: Personal Securities Trading Policy

• Partnership interests in a general partnership or a general partner in a limited partnership. Passive limited partners are not deemed to be owners of partnership securities absent unusual circumstances, such as influence over investment decisions.

• Corporate shareholders who have or share investment control over a corporation’s investment portfolio.

• Trusts in which the parties to the trust have both a pecuniary interest and investment control.

• Derivative securities – You are the indirect owner of any security you have the right to acquire through the exercise or conversion of any option, warrant, convertible security or other derivative security, whether or not presently exercisable.

• Securities held in investment clubs.

Initial Public Offering (IPO)

The first offering of a company's securities to the public.

Insider Risk Employee

A classification of employees that in the normal conduct of their job responsibilities are likely to receive or be perceived to be aware of or receive material nonpublic information concerning the company’s clients. Employees in this classification typically include, but are not limited to,
Risk and Legal personnel. All members of the company’s Senior Leadership Team (excluding
Pershing Operating Committee Members who are covered by the Pershing trading policy), who are not otherwise classified as Investment Employees, will be classified as Insider Risk
Employees.
Investment Clubs

Organizations whose members make joint decisions on which securities to buy or sell. The securities are generally held in the name of the investment club. Prior to participating in an investment club, all employees (excluding Non-Classified Employees) are required to obtain written permission from their Preclearance Compliance Officer. Employees who receive permission to participate in an investment club are subject to the requirements of this policy.
Investment Company

A company that issues securities that represent an undivided interest in the net assets held by the company. Mutual funds are open-end investment companies that issue and sell redeemable securities representing an undivided interest in the net assets of the company.

Investment Employee

An employee who, in the normal conduct of his/her job responsibilities, has access (or are likely to be perceived to have access) to nonpublic information regarding any advisory client’s purchase or sale of securities or nonpublic information regarding the portfolio holdings of any
Proprietary Fund, is involved in making securities recommendations to advisory clients, or has access to such recommendations before they are public. This classification typically includes employees in the Asset Management and Wealth Management businesses, including:

• Certain employees in fiduciary securities sales and trading, investment management and advisory services, investment research and various trust or fiduciary functions; Employees of a Company business regulated by certain investment company laws. Examples are:

▪ In the U.S., employees who are “advisory persons” or “access persons” under Rule
17j-1 of the Investment Company Act of 1940 or “access persons” under Rule
204A-1 of the Advisers Act.
▪ In the U.K., employees in companies undertaking specified activities under the
Financial Services and Markets Act 2000 (Regulated Activities), Order 2001, and
regulated by the Financial Conduct Authority.

I-A-045: Personal Securities Trading Policy

• Any member of the company’s Senior Leadership Team who, as part of his/her usual duties, has management responsibility for fiduciary activities or routinely has access to information about advisory clients’ securities transactions.

Investment Ethics Council (IEC)

Council having oversight responsibility for issues related to personal securities trading and investment activity by ADM Employees. The members are determined by the Chief
Compliance & Ethics Officer.

Manager of the Ethics Office

An individual appointed by the Chief Compliance & Ethics Officer to manage the Ethics Office.

Micro-Cap Access Decision Maker (MCADM) Employee

A subset of ADM Employees who make recommendations or decisions regarding the purchase or sale of any security of an issuer with a small market capitalization. The market capitalization threshold used when determining if an ADM Employee is considered a MCADM Employee is a market capitalization equal to or less than $250 million (for all other countries, the local currency’s USD equivalent is used).

Money Market Fund

A mutual fund that invests in short-term debt instruments where its portfolio is valued at amortized cost so as to seek to maintain a stable net asset value (typically, of $1 per share).

Non-Discretionary (Managed) Account

An account in which the employee has a beneficial interest but no direct or indirect control over the investment decision making process. It may be exempted from preclearance and reporting procedures only if the Ethics Office is satisfied that the account is truly non-discretionary (i.e., the employee has given total investment discretion to an investment manager and retains no ability to influence specific trades). Employees are required to complete an annual certification in PTA regarding managed accounts. In addition, employees are required to provide copies of statements to Compliance when requested.

Non-Self-Directed Accounts

The portion of the Company 401(k) balance invested in Tier 1 - LifePath Index Funds, Tier 2 -
Passively Managed Index Funds, Tier 3 - Actively Managed Funds, and/or BNY Mellon stock.

Option

A security which gives the investor the right, but not the obligation, to buy or sell a specific security at a specified price within a specified time frame. For purposes of compliance with this policy, an employee who buys/sells an option is deemed to have purchased/sold the underlying security when the option was purchased/sold. Four combinations are possible as described below:

Call Options

• If an employee buys a call option, the employee is considered to have purchased the underlying security on the date the option was purchased.

• If an employee sells a call option, the employee is considered to have sold the underlying security on the date the option was sold (for covered call writing, the sale of an out-of-the-money option is not considered for purposes of the 60 day trading prohibition). Please note that this would not apply to covered calls on BNY
Mellon stock as option trades of Company stock are prohibited.
Put Options

• If an employee buys a put option, the employee is considered to have sold the underlying security on the date the option was purchased.

I-A-045: Personal Securities Trading Policy

• If an employee sells a put option, the employee is considered to have bought the underlying security on the date the option was sold.

• Opening and closing or closing and opening a put position within 60 days of each other for employees classified as Investment Employee and Access Decision
Maker will subject the trade to profit disgorgement.

Personal Trading Activity

Trading in investments or securities for the benefit of oneself or immediate family member as is defined by the policy for Indirect Ownership. This includes brokerage or investment accounts for which the employee is named as holder, has a beneficial interest or control and any in which the employee shares an ownership interest with persons who are not covered under this
Policy or has the power, directly or indirectly, to effect transactions in the account. This may be a formal power, e.g., through a power of attorney or a fiduciary relationship such as trustee or custodian, or an informal arrangement, including the accounts of minor children and other financial dependents and, only when required by local regulation, the accounts of spouses and domestic partners.

Preclearance Compliance Officer

A person designated by the Ethics Office and/or the Investment Ethics Council to administer, among other things, employees’ preclearance requests for a specific business (for purposes of this policy, the term “Compliance Officer” and “Preclearance Compliance Officer” are used interchangeably).

Pre-Release Earnings Group (PREG)

The Pre-Release Earnings Group consists of all members of the Company’s Senior Leadership
Team and any individual determined by the Company’s Corporate Finance Department to be a
member of the group.

Private Placement

An offering of securities that is exempt from registration under various laws and rules, such as the Securities Act of 1933 in the U.S. and the Listing Rules in the U.K. Such offerings are exempt from registration because they do not constitute a public offering. Private placements can include limited partnerships, certain cooperative investments in real estate, co-mingled investment vehicles such as hedge funds, investments in privately-held and family owned businesses and Volcker Covered Funds. For the purpose of this policy, time-shares and cooperative investments in real estate used as a primary or secondary residence are not considered to be private placements.

Proprietary Fund

An investment company or collective fund for which a Company subsidiary serves as an investment adviser, sub-adviser or principal underwriter. The Proprietary Funds listing can be found on MySource on the Compliance and Ethics homepage or it can be obtained by sending an email to the Securities Trading Policy Help Line at
securitiestradingpolicyhelp@bnymellon.com.

Scalping

The purchase or sale of securities for clients for the purpose of affecting the value of a security owned or to be acquired by you or the company.

Securities/Financial Instruments (Collectively “Securities”)

Transferable Securities and/or Money Market Instruments

Any investment that represents an ownership stake or debt stake in a company, partnership, governmental unit, business or other enterprise. It includes stocks, bonds, notes, evidences of indebtedness, certificates of participation in any profit-sharing agreement, units in collective investment undertakings, collateral trust certificates and certificates of deposit. It also includes security-based derivatives and swaps and many types of puts, calls, straddles and options on

I-A-045: Personal Securities Trading Policy

any security or group of securities; fractional undivided interests in oil, gas, or other mineral rights; and investment contracts, variable life insurance policies and variable annuities whose cash values or benefits are tied to the performance of an investment account. Unless expressly exempt, all securities transactions are covered under the provisions of this policy (See exempt securities).

Self-Directed Accounts

An account established as part of the company 401(k) plan that offers employees the opportunity to build and manage their own investment portfolio through the purchase and sale of a broad variety of Exchange Traded Funds, Proprietary Funds, and non-Proprietary Funds.

Senior Leadership Team

The Senior Leadership Team of BNY Mellon.

Short Sale

The sale of a security that is not owned by the seller at the time of the trade.

Spread Betting

A type of speculation that involves taking a bet on the price movement of a security. A spread betting company quotes two prices, the bid and offer price (also, called the spread), and investors bet whether the price of the underlying security will be lower than the bid or higher than the offer. The investor does not own the underlying security in spread betting, they simply speculate on the price movement of the stock.

Tender Offer

An offer to purchase some or all shareholders' shares in a corporation. The price offered is usually at a premium to the market price.

Volcker Covered Fund

Generally, a “Volcker Covered Fund” is a domestic or foreign hedge fund, private equity fund, venture capital fund, commodity pool or alternative investment fund (“AIF”) that is sold in a private, restricted or unregistered offering to investors who must meet certain net worth, income or sophistication standards or is sold to a restricted number of investors.

Generally, the fund is not registered with a securities/commodity regulator and therefore cannot be offered to the general or retail public unless the investor meets some type of qualification to demonstrate the investor does not need the protection of the securities or commodities regulations.

Some examples of funds that generally are not Covered Funds are U.S. registered mutual funds, U.S. registered closed-end funds that are traded on an exchange, U.S. registered ETFs
(exchange-traded funds), U.S. registered UITs (unit investment trusts), UCITs (Undertakings for Collective Investment in Transferable Securities, which are primarily sold in the European
Union), similarly publicly registered investment pools that are available on a retail basis without investment restrictions, and U.S. bank common and collective funds.

A complete list of Covered Funds can be found at the Volcker Compliance Site on MySource.